Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 23, 2022, relating to the financial statements of Ventoux CCM Acquisition Corp., appearing in the entity’s Annual Report on Form 10-K for the years ended December 31, 2021 and 2020. We also consent to the reference to us under the caption Experts in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

December 16, 2022